Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated March 26, 2025, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. and Subsidiary appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

June 16, 2025